SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of September 28, 2023 by and among Funan Allied United Farmer Products Co., Ltd., a China corporation (“AUFP”), the shareholders of AUFP, each of whom are listed on Schedule A hereto (each a “Shareholder,” and collectively, the “Shareholders”), ESG Inc., a Nevada corporation (“ESG”), and Hainan ESG Technology Co., Ltd., a China corporation (“Hainan ESG”).

WHEREAS, each Shareholder currently owns equity of AUFP as listed on Schedule A hereto.

WHEREAS, Hainan ESG was formed as a wholly foreign owned entity (“WFOE’) solely for the purpose of reorganizing the corporate structure of AUFP.

WHEREAS, ESG owns 100% equity of ESG China Limited, a HK corporation (“ESG HK”) and ESG HK owns 100% equity of Hainan ESG.

WHEREAS, the Shareholders own 74.52% of the issued and outstanding equity of AUFP.

WHEREAS, the Shareholders desire to exchange their equity of AUFP to Hainan ESG for shares of common stock of ESG, and ESG has agreed to offer the ESG Shares (as defined below) in connection with such exchange, upon the terms and conditions set forth in this Agreement.

WHEREAS, for United States federal income tax purposes, it is intended that the Exchange (as defined below) will qualify as an exchange under the provisions of Section 351(a) of the Code.

WHEREAS, following the Exchange (as defined below), AUFP will become a 74.52% subsidiary of ESG through Hainan ESG. And

WHEREAS, the parties agree on the evaluation of AUFP with RMB 200 million before going public.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1	Exchange of Shares.

(a)	Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) Shareholders will sell, convey, transfer and assign to Hainan ESG, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and ESG will purchase and accept from Shareholders, 74.52% of currently issued and outstanding equity of AUFP, in the aggregate (the “AUFP Equity”), in the individual amounts as set forth on Schedule A, and (ii) in exchange for the transfer of such securities by the Shareholders, ESG will sell, convey, transfer and assign to Shareholders or the third party Shareholders appoint, and Shareholders will purchase and accept from ESG, fourteen million (10,432,800) newly-issued shares of common stock of ESG, par value $0.001, in the aggregate (the “ESG Shares”), in the individual amounts as set forth on Schedule A (such exchange referred to herein as the “Exchange”). Upon completion of the Exchange, 74.52% of AUFP Equity shall be held by ESG through Hainan ESG. ESG Shares will be 100% of issued and outstanding shares of common stock of ESG, par value $0.001.

(b)	Closing. The closing of the Exchange shall occur on September 28, 2023 (the “Closing”). The Closing will take place at 10:00 a.m. Eastern Standard Time at the offices of ESG, 523 School House Rd, Kennett Square, PA 19348 USA or at such other date, time and place or manner as may be agreed upon by the parties.

(c)	Anti-Dilution. The ESG Shares issuable upon exchange and the AUFP Equity to be exchanged pursuant to Section 1(a) shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in common stock of ESG or AUFP Equity, as the case may be, which may occur between the date of execution of this Agreement and the Closing, as to the ESG Shares or AUFP Equity, as the case may be.

2	Representations and Warranties.

(a)	Representations and Warranties of Shareholders. Each Shareholder severally, and not jointly, hereby represents and warrants to AUFP and ESG, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i)	Authorization; No Restrictions, Consents or Approvals. Such Shareholder has the right, power, legal capacity and authority to enter into and perform such Shareholder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it or obtained approvals or. consents if any. All of the shares of common stock of AUFP owned by such Shareholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

(ii)	Transfer of AUFP Equity. The AUFP Equity owned by such Shareholder will, at the Closing, be validly transferred to Hainan ESG free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of common stock of AUFP shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of AUFP common stock.

(iii)	Investment Representations.

(A)	Each such Shareholder understands that the ESG Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws, including those under the Blue Sky Law. Each such Shareholder also understands that the ESG Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act. Each such Shareholder acknowledges that ESG will rely on such Shareholder’s representations, warranties and certifications set forth below for purposes of determining such Shareholder’s suitability as an investor in the ESG Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act.

(B)	Each such Shareholder has received all the information such Shareholder considers necessary or appropriate for deciding whether to acquire the ESG Shares. Each such Shareholder understands the risks involved in an investment in the ESG Shares. Each such Shareholder further represents that such Shareholder has had an opportunity to ask questions and receive answers from ESG regarding the terms and conditions of the offering of the ESG Shares and the business, properties, prospects, and financial condition of ESG and AUFP and to obtain such additional information (to the extent ESG or AUFP possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Shareholder or to which such Shareholder had access. Each such Shareholder further represents that such Shareholder is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(C)	Each such Shareholder is acquiring the ESG Shares for such Shareholder’s own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the ESG Shares.

(D)	Each such Shareholder understands that the ESG Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Each such Shareholder acknowledges and is aware that the ESG Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until such Shareholder has held the ESG Shares for the applicable holding period under Rule 144.

(E)	Each such Shareholder acknowledges and agrees that each certificate representing the ESG Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(iv)	No Reliance. Each such Shareholder has not relied on and is not relying on any representations, warranties or other assurances regarding ESG or AUFP other than the representations and warranties expressly set forth in this Agreement.

(b)	Representations and Warranties of AUFP. AUFP hereby represents and warrants to Shareholders and ESG, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i)	Organization and Qualification. AUFP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(ii)	Authorization; No Restrictions, Consents or Approvals. AUFP has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by AUFP and constitutes the legal, valid, binding and enforceable obligation of AUFP, enforceable against AUFP in accordance with its terms. The execution and delivery of this Agreement and the consummation by AUFP of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of AUFP or any applicable law relating to AUFP, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which AUFP is bound or to which any property of AUFP is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which AUFP has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of AUFP, (D) constitute an event permitting termination of any material agreement or instrument to which AUFP is a party or by which any property or asset of AUFP is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which AUFP has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which AUFP is a party or by which AUFP may be bound, or result in the violation by AUFP of any laws to which AUFP may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by AUFP of this Agreement or the performance by AUFP of its obligations hereunder.

(iii)	Capitalization. The AUFP Equity constitute 74.52% of the issued and outstanding equity of AUFP. No securities of AUFP are entitled to pre-emptive or similar rights, and no person has any right of first refusal or give up if any, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, equity of AUFP, or contracts, commitments, understandings or arrangements by which AUFP is or may become bound to issue additional equity of AUFP, or securities or rights convertible or exchangeable into equity of AUFP. The issuance of the AUFP Equity contemplated by this Agreement will not, immediately or with the passage of time; (A) obligate AUFP to issue equity of AUFP or other securities to any person, or (B) result in a right of any holder of AUFP securities to adjust the exercise, conversion, exchange or reset price of such securities.

(c)	Representations and Warranties of Hainan ESG and ESG. Hainan ESG or ESG hereby represents and warrants to Shareholders and AUFP, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i)	Organization and Qualification. Hainan ESG or ESG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(ii)	Authorization; No Restrictions, Consents or Approvals. Hainan ESG or ESG has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by Hainan ESG or ESG and constitutes the legal, valid, binding and enforceable obligation of Hainan ESG or ESG, enforceable against Hainan ESG or ESG in accordance with its terms. The execution and delivery of this Agreement and the consummation by Hainan ESG or ESG of the transactions contemplated herein (including the issuance of the ESG Shares in exchange for the AUFP Shares) do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of ESG or any applicable law relating to ESG, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which ESG is bound or to which any property of ESG is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which ESG has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of ESG, (D) constitute an event permitting termination of any material agreement or instrument to which ESG is a party or by which any property or asset of ESG is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which ESG has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which ESG is a party or by which ESG may be bound, or result in the violation by ESG of any laws to which ESG may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Hainan ESG or ESG of this Agreement or the performance by Hainan ESG or ESG of its obligations hereunder.

(iii)	Issuance of Shares. The ESG Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the ESG Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of ESG common stock.

(iv)	Investment Representations.

(A)	Hainan ESG or ESG understands that the AUFP Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Hainan ESG or ESG also understands that the AUFP Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act, under Section 25012(f). Hainan ESG or ESG acknowledges that the Shareholders will rely on Hainan ESG or ESG representations, warranties and certifications set forth below for purposes of determining Hainan ESG or ESG suitability as an investor in the AUFP Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act.

(B)	Hainan ESG or ESG has received all the information it considers necessary or appropriate for deciding whether to acquire the AUFP Shares. Hainan ESG or ESG understands the risks involved in an investment in the AUFP Shares. ESG further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from the Shareholders regarding the terms and conditions of the offering of the AUFP Shares and the business, properties, prospects, and financial condition of AUFP and to obtain such additional information (to the extent the Shareholders or any Shareholder possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Hainan ESG or ESG or to which ESG had access. Hainan ESG or ESG further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(C)	Hainan ESG or ESG is acquiring the AUFP Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the AUFP Shares.

(v)	No Reliance. Hainan ESG or ESG has not relied on and is not relying on any representations, warranties or other assurances regarding AUFP other than the representations and warranties expressly set forth in this Agreement.

3	Closing.

(a)	Conditions to Shareholders’ Obligations. The obligations of Shareholders under this Agreement, (including, without limitation, the obligation to transfer the AUFP Equity in exchange for the ESG Shares) shall be subject to satisfaction of the following conditions, unless waived by Shareholders: (i) AUFP and ESG shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of AUFP and ESG herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) AUFP and ESG shall have executed and delivered to Shareholders all documents necessary to issue the ESG Shares to Shareholders, as contemplated by this Agreement (including those documents described in Section 3(d)); and (iv) AUFP and ESG shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of AUFP and ESG, respectively.

(b)	Conditions to ESG’ Obligations. The obligations of ESG under this Agreement, (including, without limitation, the obligation to issue the ESG Shares in exchange for the transfer by Shareholders of the AUFP Shares) shall be subject to satisfaction of the following conditions, unless waived by ESG: (i) Shareholders and AUFP shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Shareholders and AUFP herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Shareholders and AUFP shall have executed and delivered to ESG all documents necessary to transfer the AUFP Shares to ESG, as contemplated by this Agreement (including those documents described in Section 3(d)); and (iv) Shareholders and AUFP shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of AUFP and ESG, respectively.

(c)	Closing Documents. At the Closing:

(i)	Shareholders shall deliver to ESG, in form and substance reasonably satisfactory to ESG, paperwork evidencing the AUFP Equity, together with stock powers duly for such paperwork to allow such paperwork to be registered in the name of Hainan ESG;

(ii)	AUFP shall deliver to Shareholders and Hainan ESG, in form and substance reasonably satisfactory to Shareholders and Hainan ESG, a paperwork executed on behalf of AUFP by the Secretary of AUFP certifying the truth and correctness of the representations and warranties set forth in Section 2(b); and

(iii)	ESG shall deliver to Shareholders, in form and substance reasonably satisfactory to Shareholders, (i) certificates or copy of book entry evidencing the ESG Shares, registered in the name of Shareholders, and (ii) copies of resolutions adopted by the board of directors of ESG and certified by the Secretary of ESG authorizing the execution and delivery of, and performance of ESG” obligations under, this Agreement.

4	Survival of Representations and Warranties.

(a)	None of the representations, warranties and covenants of Shareholders, AUFP, Hainan ESG or ESG hereto contained in this Agreement shall survive the Closing, except that the representations and warranties contained in Section 2(a)(i), Section 2(b)(i), Section 2(b)(ii), Section 2(b)(iii), Section 2(c)(i), and Section 2(c)(ii) shall survive until the latest date permitted by applicable law. Except as specifically set forth in the preceding sentence, no other representation, warranty or covenant of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation, warranty or covenant.

5	General Provisions.

(a)	Releases and Waivers of Shareholders. Each Shareholder on its own behalf hereby acknowledges and agrees that the number of AUFP Shares set forth on Schedule A represents the total number and type of AUFP Shares held by such Shareholder as of the date of this Agreement and as of the Closing. Each Shareholder hereby releases AUFP and ESG from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which such Shareholder may have with respect to any AUFP Shares in excess of the number of AUFP Shares set forth on Schedule A. Each Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which such Shareholder may be entitled under the articles of incorporation, bylaws or other organizational documents of AUFP or under any other agreement or instrument in connection with the Exchange. Except for the ESG Shares to be issued in connection with the Exchange, each Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in AUFP or ESG.

(b)	Certain Tax Matters. It is the intent of the parties hereto that the Exchange qualify as an exchange described in Section 351 of the Code. Each of the parties shall use their respective reasonable best efforts to cause the Exchange to qualify as an exchange within the meaning of Section 351(a) of the Code, and will not take, or will not agree to take, any action that would prevent the Exchange from qualifying as such an exchange. Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the parties shall report the Exchange for U.S. federal income tax purposes as an exchange within the meaning of Section 351(a) of the Code.

(c)	Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

(d)	Arbitration. Any claim, dispute or controversy among the parties arising out of or relating to this Agreement, including the breach thereof, which cannot be satisfactorily settled by the parties, will be finally and exclusively settled by confidential and binding arbitration (“Arbitration”) upon the written request of any party. The Arbitration shall be administered by New York based Arbitration body in accordance with its Commercial Arbitration Rules (the “Rules”). The Arbitration will be conducted by one arbitrator selected in accordance with the Rules. The place of the Arbitration shall be New York city, New York. The Arbitration will be conducted in English. The Arbitration award will be final and binding upon the parties, and judgment upon such award may be entered in any court having jurisdiction thereof.

(e)	Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(f)	Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(g)	Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

Shareholders and AUFP

Yunhe East Rd, Funan, Anhui, PRC with attention to its name

ESG:

523 school House Rd, Kennett Square, PA 19348 USA with attention Zhi Yang

(h)	Public Announcements. Each of the Shareholders, AUFP, Hainan ESG or ESG will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

(i)	Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

(j)	Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(k)	Counterparts. This Agreement may be executed in one or more counterparts (including fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Name	Signature or Seal

Fuyang Zhihan Agriculture Information Consulting Co., Ltd.

Zhi Yang

Christopher Alonzo

Funan Allied United Farmer Products Co., Ltd.

By:
Zhi Yang
Legal Repsentative

ESG Inc.

By:
Zhi Yang
President and Chief Executive Officer

SCHEDULE A

Pre-transaction		Post-transaction
Shareholder of AUFP	Equity percent of AUFP Owned as of the Date of Execution of this Agreement	Shareholders of ESG	Ordinary Shares of ESG, Inc. Pursuant to the Exchange Contemplated by this Agreement
Fuyang Zhihan Agriculture Information Consulting Co., Ltd. on behalf of DCG China Limited	[54.52%]	DCG China Limited	[7,632,800]
Zhi Yang	[10%]
On behalf of EVER VAST DEVELOPMENT LTD.	[3%]	EVER VAST DEVELOPMENT LTD.	[420,000]
On behalf of Weiwei Gao	[7%]	Weiwei Gao	[980,000]
Christopher Alonzo	[10%]	Christopher Alonzo	[1,400,000]
Total	74.52%		10,432,800